UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 11, 2016

Charles River Laboratories International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15943	06-1397316
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

251 Ballardvale St., Wilmington, Massachusetts		01887
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-222-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Compensatory Arrangements of Certain Officers

Charles River Laboratories International, Inc. (Company) entered into a change in control agreement with David R. Smith, Executive Vice President and Chief Executive Officer, on May 13, 2016. This agreement provides him with severance and other benefits in the event his employment terminates under certain conditions during the term of the agreement and within one year following a “change in control” (as defined in the agreement), and is substantially identical to the change in control agreements our other executive officers currently have in place. This agreement has a term of three years, with automatic one-year extensions thereafter. Payments made to him under the agreement will generally offset or reduce payments and benefits to which he may be entitled under any other severance plan or agreement with the Company.

The agreement provides that any options to acquire common stock awarded to him under any stock option or other long-term incentive plan shall become fully exercisable upon the occurrence of both (1) a change in control, and (2) his termination within eighteen months following such change-in-control. In addition, restrictions on any shares of restricted stock, restricted stock units, and PSUs held by him shall lapse upon such events, although with respect to PSUs, any such accelerated vesting will occur to the extent that the applicable performance conditions, as adjusted or prorated as necessary, have been satisfied as of the date of such termination of employment.

Mr. Smith covenants in the agreement that, in the event of a change in control during the term of the agreement, he will remain in our employ after the change in control until the earliest of (1) six months after the date of the change in control, (2) termination by him of his employment for “good reason” (as defined in the agreement) or by reason of death, disability, or retirement, or (3) termination of his employment by us for any reason.

If his employment is terminated during the term of the agreement and on or before the first anniversary of a change in control (1) by us other than for “cause” (as defined in the agreement), death, or disability, or (2) by him for good reason, he will be entitled to certain severance benefits, as follows:

•	a lump sum cash severance payment equal to a multiple of two times the sum of (1) his then-annual base salary, and (2) his target bonus for the fiscal year in which the termination occurs;

•	continuation of group medical benefits and certain other perquisites for a period of two years; and

•	26 weeks of outplacement services (up to $50,000), and payment of legal fees incurred in connection with any termination of employment other than a termination by us for cause.

If any of the payments or entitlements would constitute deferred compensation in accordance with Section 409A of the Code that might subject him to additional tax, interest, or penalties under Section 409A, then payment of such amounts will be delayed until the earlier of six months from the separation of service, or his death.

A “change in control” is defined in each agreement as any one of the following: (1) the closing of the sale of all or substantially all of our assets as an entirety to any person or related group of persons; (2) our merger or consolidation with or into another corporation, or the merger or consolidation of another corporation with or into us or one of our subsidiaries, such that immediately after such transaction our outstanding voting securities immediately prior to such transaction represent less than a majority of the total voting power of the outstanding voting securities of the entity surviving such merger or consolidation; or (3) the closing of a transaction pursuant to which beneficial ownership of more than 50% of our outstanding common stock (assuming the issuance of common stock upon conversion or exercise of all then-exercisable conversion or purchase rights of holders of outstanding convertible securities, options, warrants, exchange rights, and other rights to acquire common stock) is transferred to a single person or entity, or a “group” (within the meaning of Rule 13d-5(b)(l) of the Securities Exchange Act of 1934) of persons or entities, in a single transaction or a series of related transactions.

Under the agreement, the term “cause” is defined as: (1) the willful and continued failure of Mr. Smith to perform his duties with us, (2) a substantial violation of our Code of Conduct (and any successor policy), (3) conviction of a felony, or (4) engaging in conduct that violates the confidentiality provisions of the agreement.

“Good Reason” is generally defined to include: (1) situations such as the assignment to Mr. Smith of duties inconsistent with his position or responsibility prior to the change in control, (2) a reduction in annual base salary (excluding across-the-board salary reductions affecting all senior executives), (3) failure to pay any portion of current compensation or deferred compensation when due after the expiration of a grace period (excluding across-the-board reductions or failures affecting all senior executives), (4) failure to maintain any compensation plan that is material to Mr. Smith’s total compensation, (5) failure to maintain material benefits that are substantially the same as those in effect when the change in control occurs, and (6) job relocations requiring him to relocate more than 50 miles from the office where he is based.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 11, 2016, the Board of Directors of the Company amended the Company’s amended and restated bylaws to add new Section 5.8 which provides that unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these By-Laws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state court located within the state of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware)

The foregoing description is qualified in its entirety by the full text of the fifth amended and restated bylaws, a copy of which is attached as Exhibit 3.2 and incorporated by referenced herein.

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Shareholders on May 11, 2016. For more information on the following proposals, see the Company’s proxy statement dated March 31, 2016. At the Company’s Annual Meeting, the following proposals were adopted by the votes specified below:

(a) The following nine (9) directors were elected to serve until our 2017 Annual Meeting of Shareholders and received the number of votes listed opposite each of their names below:

	Number of Shares	Number of Shares	Number of Shares	Broker Non-Votes
	Voted For	Voted Against	Abstained
James C. Foster	40,539,491	999,645	27,288	1,596,365
Robert Bertolini	41,395,669	153,971	16,784	1,596,365
Stephen D. Chubb	41,108,164	441,581	16,679	1,596,365
Deborah T. Kochevar	41,263,644	288,202	14,578	1,596,365
George E. Massaro	41,247,507	303,976	14,941	1,596,365
George M. Milne, Jr.	35,870,781	5,678,962	16,681	1,596,365
C. Richard Reese	41,361,390	188,406	16,628	1,596,365
Craig B. Thompson	41,249,399	300,397	16,628	1,596,365
Richard F. Wallman	38,265,093	3,284,498	16,833	1,596,365

(b) The shareholders approved, on an advisory, non-binding basis, the compensation of our named executive officers.

For	Against	Abstain	Broker Non-Votes
40,902,346	556,624	107,454	1,596,365

(c) The shareholders approved the 2016 Incentive Plan.

For	Against	Abstain	Broker Non-Votes
37,541,071	3,916,246	109,107	1,596,365

(d) The shareholders approved the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for fiscal 2016.

For	Against	Abstain	Broker Non-Votes
42,618,754	534,900	9,135	0

Computershare Trust Company, N.A., our transfer agent, acted as independent proxy tabulator and Inspector of Election at the Annual Meeting of Shareholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles River Laboratories International, Inc.

May 13, 2016	By:	Karen Queen Stern

Name: Karen Queen Stern
Title: Assistant Secretary

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Exhibit Index

Exhibit No.	Description

3.2	Fifth Amended and Restated Bylaws of Charles River Laboratories International, Inc. effective May 11, 2016.